UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 19, 2017
Date of Report (Date of earliest event reported)

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

300 Johnny Bench Drive	73104
Oklahoma City, Oklahoma	(Zip Code)
(Address of Principal Executive Offices)

(405) 225-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on January 19, 2017. Matters voted upon by shareholders at that meeting were:

Proposal 1

Tony D. Bartel, Lauren R. Hobart, Jeffrey H. Schutz and Kathryn Taylor were each elected a director to hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2020 or until his or her successor is elected and qualified. Steven A. Davis was elected a director to hold office for a one-year term expiring at the Annual Meeting of Shareholders in 2018 or until his successor is elected and qualified. The voting results were as follows:

Nominee	For	Withhold Authority	Broker Non-Vote
Tony D. Bartel	37,798,146	74,524	4,559,169
Steven A. Davis	37,793,356	79,314	4,559,169
Lauren R. HObart	37,774,141	98,529	4,559,169
Jeffrey H. Schutz	37,774,647	98,023	4,559,169
Kathryn L. Taylor	37,775,881	96,789	4,559,169
Proposal 2
The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
42,323,546	42,763	65,530	—

Proposal 3

The Board proposal seeking a non-binding advisory vote on the Company’s executive compensation was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
37,532,746	202,938	136,986	4,559,169

Proposal 4

The proposal to approve the Sonic Corp. Senior Executive Cash Incentive Plan, as amended. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
37,516,801	274,053	81,816	4,559,169

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: January 24, 2017	By: /s/ Claudia S. San Pedro
Claudia S. San Pedro,
Executive Vice President and Chief Financial Officer